BYLAWS FOR THE REGULATION, EXCEPT AS
     OTHERWISE PROVIDED BY STATUTE OR ITS
     ARTICLES OF INCORPORATION, OF

     BRIDGE TECHNOLOGY, INC.
     (a Nevada corporation)

     TABLE OF CONTENTS



ARTICLE I 1.   Offices.  1


1.1. Principal Executive Office.   1
1.2. Other Offices. 1

ARTICLE II     2.   Meetings of Shareholders.     1


2.1. Place of Meetings.  1
2.2. Annual Meeting.     1
2.3. Special Meetings.   2
2.4. Quorum.   3
2.5. Adjourned Meeting and Notice Thereof.   3
2.6. Voting.   3
2.7. Validation of Defectively Called Noticed Meetings.     4
2.8. Action Without Meeting.  4
2.9. Proxies.  5
2.10.     Inspectors of Election.  6

ARTICLE III    3.   Directors.     6


3.1. Powers.   6
3.2. Number and Qualification of Directors.  8
3.3. Election and Term of Office.  9
3.4. Resignation and Removal of Directors.   9
3.5. Vacancies.     9
3.6. Place of Meeting.   10
3.7. Regular Meetings.   10

3.8. Other Regular Meetings.  10
3.9. Special Meetings.   10
3.10.     Action Without Meeting.  10
3.11.     Action at a Meeting: Quorum and Required Vote.    11
3.12.     Validation of Defectively Called or Noticed Meetings.
     11
3.13.     Adjournment.   11
3.14.     Notice of Adjournment.   11
3.15.     Fees and Compensation.   11

ARTICLE IV     4.   Indemnification of Directors, Officers,
Employees
and Other Agents.   12


4.1. Indemnification - Third Party Proceedings.   12
4.2. Indemnification - Proceedings by or in the Right of the
Corporation.   12
4.3. Successful Defense on Merits. 13
4.4. Certain Terms Defined.   13
4.5. Advancement of Expenses. 13
4.6. Notice of Claim.    14
4.7. Enforcement Rights. 14
4.8. Assumption of Defense.   14
4.9. Approval of Expenses.    15
4.10.     Subrogation.   15
4.11.     Exceptions.    15

(a)  Excluded Acts. 15
(b)  Claims Initiated by Indemnitee.    15
(c)  Lack of Good Faith. 15
(d)  Insured Claims.     16
(e)  Claims Under Section 16(b).   16

4.12.     Partial Indemnification. 16
4.13.     Coverage. 16
4.14.     Non-Exclusivity.    17
4.15.     Severability.  17
4.16.     Mutual Acknowledgment.   17
4.17.     Officer and Director Liability Insurance.    17
4.18.     Notice to Insurance.     17
4.19.     Attorneys' Fees.    17
4.20.     Notice.   18

ARTICLE V 5.   Officers. 18


5.1. Officers. 18
5.2. Election. 18
5.3. Subordinate Officers,  Etc.   18
5.4. Removal and Resignation. 18
5.5. Vacancies.     19
5.6. Chairman of the Board.   19
5.7. President.     19
5.8. Vice-Presidents.    19
5.9. Secretary.     19
5.10.     Chief Financial Officer. 20

ARTICLE VI     6.   Miscellaneous. 20


6.1. Record Date.   21
6.2. Inspection of Corporate Records.   21
6.3. Checks, Drafts, Etc.     22

Annual and Other Reports.     22

6.5. Contracts, Etc., How Executed.     23
6.6. Certificate for Shares.  23
6.7. Representation of Shares of Other Corporations.   24
6.8. Inspection of Bylaws.    24
6.9. Seal.     24
6.10.     Construction and Definitions. 24

ARTICLE VII    7.   Amendments.    25


7.1. Power of Shareholders.   25
7.2  Power of Directors. 25

CERTIFICATE OF SECRETARY 26




     BYLAWS FOR THE REGULATION, EXCEPT AS
     OTHERWISE PROVIDED BY STATUTE OR ITS
     ARTICLES OF INCORPORATION, OF


     BRIDGE TECHNOLOGY, INC.
     (a Nevada corporation)


     ARTICLE I

1. Offices.

1.1. Registered Office. The registered office of BRIDGE TECHNOLOGY, Inc. (the "Corporation") is hereby fixed and located at: 2004 Westland Drive, Santa Ana, California 92705 (the "Principal Executive Office"). The Board of Directors ("Board") is hereby granted full power and authority to change said Principal Executive office from one location to another. Any such change shall be noted on the Bylaws by the Secretary, opposite this section, or this section may be amended to state the new location.

1.2. Other Offices. Other business offices may at any time be established by the Board or by the President at any place or places where the Corporation is qualified to do business.

     ARTICLE II

2. Meetings of Shareholders.

2.1. Place of Meetings. All annual or other meetings of shareholders shall be held at the Principal Executive office of the Corporation, or at any other place within or without the State of California which may be designated either by the Board or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

2.2. Annual Meeting. The annual meetings of shareholders shall be held on the first (1st) day of June of each year, at 9:00 a.m., or at such other date and time as shall be designated from time to time by the Board or by the shareholders in accordance with these bylaws; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next full business day. At such meetings, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.


Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by first-class mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the Principal Executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the Principal Executive Office of the Corporation is situated, or if published at least once in a newspaper of general circulation in the county in which said Principal Executive Office is located.

All such notices shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation shall be prima facie evidence of the giving of the notice.

Such notice shall specify:

(1) the place, the date, and the hour of such meeting;

(2) those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders;

(3) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by the Board for election;

(4) the general nature of a proposal, if any, to take action with respect to approval of, (i) a contract or other transaction with an interested director, (ii) amendment of the Articles of Incorporation, (iii) a reorganization of the Corporation as defined in Section 181 of the California Corporations Code, (iv) voluntary dissolution of the Corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

(5) such other matters, if any, as may be expressly required by statute.



2.3. Special Meetings. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the General Corporation Law and the Articles of Incorporation of this Corporation, may be called at any time by the Chairman of the Board or the President, or by the Board, or by one or more shareholders holding not less than ten percent (10%) of the votes at the meeting. Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the Chairman of the Board, President, Vice-President or Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than ten (10) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. In addition to the matters required by items (a) and, if applicable, (c) of
Section 2.2, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

2.4. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.5. Adjourned Meeting and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in
Section 2.4.


2.6. Voting. At all meetings of shareholders, every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in the name of such shareholder on the stock records of the Corporation on the record date for such meeting. Shares held by an administrator, executor, guardian, conservator, custodian, trustee, receiver, pledgee, minor, corporation or fiduciary or held by this Corporation or a subsidiary of this Corporation in a fiduciary capacity or by two or more persons shall be voted in the manner set forth in Sections 702, 703 and 704 of the California Corporations Code. Shares of this Corporation owned by this Corporation or a subsidiary (except shares held in a fiduciary capacity) shall not be entitled to vote. Unless a record date for voting purposes be fixed as provided in Section 6.1 of these Bylaws then only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Except with respect to election of directors as provided below, the affirmative vote on any matter by a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California Corporations Code or the Articles of Incorporation. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. No shareholder shall be entitled to cumulative votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting, of such shareholder's intention to cumulate his votes. The candidates receiving the highest number of affirmative votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected; votes against the candidate and votes withheld shall have no effect.

2.7. Validation of Defectively Called Noticed Meetings. The proceedings and transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law or these Bylaws to be included in the notice but not so included, if such objection is expressly made at the meeting, provided, however, that any person making such objection at the beginning of the meeting or to the consideration of matters required to be but not included in the notice may orally withdraw such objection at the meeting or thereafter waive such objection by signing a written waiver thereof or a consent to the holding of the meeting or the meetings. Neither the business to be transacted at nor the purpose of any annual or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof except that the general nature of the proposals specified in subsection (d) of Section 2.2 shall be so stated. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.


2.8. Action Without Meeting. Directors may be elected without a meeting by consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy, other than to fill a vacancy created by removal, not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

Any other action which, under any provision of the California Corporations Code, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing,

(1) Notice of any proposed shareholder approval of, (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the Corporation as authorized by
Section 3.16 of these Bylaws, (iii) a reorganization of the Corporation as defined in Section 181 of the California Corporations Code, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

(2) Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 2.2 of these Bylaws.

Unless, as provided in Section 6.1 of these Bylaws, the Board has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the Corporation.

Any shareholder given a written consent, or the shareholder's proxy holders, or a transferee of the shares of a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.


2.9. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or the duly authorized agent of such person and filed with the Secretary of the Corporation, or the persons appointed as inspectors of election or such other persons as may be designated by the Board or the President to receive proxies; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. Every proxy duly executing continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Except as otherwise provided by law, such revocation may be effected as to any meeting by attendance at such meeting and voting in person by the person executing the proxy or by a writing stating that the proxy is revoked or by a proxy bearing a later date executed by the person executing the prior proxy and presented to the meeting or filed with the Secretary of the Corporation or the persons appointed as inspectors of election or such other persons as may be designated by the Board or the President to receive proxies.

2.10. Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the Board in advance of the meeting, or at the meeting by the chairman of the meeting.

The duties of such inspectors shall be as prescribed by Section 707 of the California Corporations Code and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies, the dates contained in the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

     ARTICLE III

3. Directors.


3.1. Powers. Subject to the limitations of the Articles of Incorporation and of the California Corporations Code as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

(1) To select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the Bylaws, fix their compensation and require from them security for faithful service.

(2) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or the Bylaws, as they may deem best.

(3) To change the Principal Executive office and principal office for the transaction of the business of the Corporation from one location to another as provided in Section 1.1 hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of California, as provided in Section 1.2 hereof; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

(4) To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful.

(5) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages/pledges, hypothecations or other evidences of debt and securities therefor.

(6) By resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the Board and to prescribe the manner in which proceedings of such committee shall be conducted. Unless the Board shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in a resolution of the Board, shall have all of the authority of the Board, except with respect to:

1 the approval of any action for which the California
Corporations Code or the Articles of Incorporation also require shareholder approval;
(1)

(2) the filling of vacancies on the Board or in any committee;

(3) the fixing of compensation of the directors for serving on the Board or on any committee;

(4) the adoption, amendment or repeal of Bylaws;

(5) the amendment or repeal of any resolution of the Board;

(6) any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the Board;
and

(7) the appointment of other committees of the Board or the members thereof.

The Board may prescribe appropriate rules, not inconsistent with these Bylaws, by which proceedings of any such committee shall be conducted. The provisions of these Bylaws relating to the calling of meetings of the Board, notice of meetings of the Board and waiver of such notice, adjournments of meetings of the Board, written consents to Board meetings and approval of minutes, action by the Board by consent in writing without a meeting, the place of holding such meetings, meetings by conference telephone or similar communications equipment, the quorum for such meetings, the vote required at such meetings and the withdrawal of directors after commencement of a meeting shall apply to committees of the Board and action by such committees. In addition, any member of the committee designated by the Board as the chairman or as secretary of the committee or any two members of a committee may call meetings of the committee. Regular meetings of any committee may be held without notice if the time and place of such meetings are fixed by the Board or the committee.

3.2. Number and Qualification of Directors. The number of directors of the Corporation shall be not less than three (3) nor more than seven (7); provided, however that so long as the Corporation has only one shareholder, the number may be one (1). The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to these Bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16_) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).


No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

Subject to the foregoing provisions for changing the number of directors, the number of directors of this Corporation has been fixed at three (3).

3.3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected, subject to the General Corporation Law and the provisions of these Bylaws with respect to vacancies on the Board.

3.4. Resignation and Removal of Directors. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation, in which case such resignation shall be effective at the time specified. Unless such resignation specifies otherwise, its acceptance by the Corporation shall not be necessary to make it effective. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote provided that no directors may be removed (unless the entire Board is removed) when the votes cast against removal (or, if such action is taken by written consent, the shares held by persons not consenting in writing to such removal) would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the directors' most recent election were then being elected. No reduction of the authorized number of directors shall have the effect of removing any director before his term of office expires.

3.5. Vacancies. A vacancy in the Board shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.


Vacancies in the Board, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy in the Board created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the written consent of the holders of a majority of the outstanding shares. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal shall require the consent of holders of a majority of the outstanding shares entitled to vote.

3.6. Place of Meeting. Regular meetings of the Board shall be held at any place within or without the State which has been designated in the notice or written waiver of notice of the meeting, or, if not stated in the notice or waiver of notice or if there is no notice, designated by resolution of the Board or, either before or after the meeting, consented to in writing by all members of the Board who were not present at the meeting. In the absence of such designation, regular meetings shall be held at the Principal Executive Office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the Principal Executive office.

3.7. Regular Meetings. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the Board, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

3.8. Other Regular Meetings. There shall be no other regular meetings of the Board.

3.9. Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board, the President, the Secretary or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, or by telegraph or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the Principal Executive Office of the Corporation is located at least five (5) days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone or telegraph, as above provided, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such director.

Any notice shall state the date, place and hour of the meeting and the general nature of the business to be transacted, and no other business may be transacted at the meeting.


3.10. Action Without Meeting. Any action by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

3.11. Action at a Meeting: Quorum and Required Vote. Presence of a majority of the authorized number of directors at a meeting of the Board constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.
Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

3.12. Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.13. Adjournment. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors, meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

3.14. Notice of Adjournment. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

3.15. Fees and Compensation. Directors and members of the committees shall receive compensation for their services as directors or members of committees or reimbursement for their expenses incurred as directors or members of committees as these payments are fixed by resolution of the Board. Directors and members of committees may receive compensation and reimbursement for their expenses incurred as officers, agents or employees of or for other services performed for the Corporation as approved by the President without authorization, approval or ratification by the Board.


     ARTICLE IV

4. Indemnification of Directors, Officers, Employees and Other
Agents.

4.1. Indemnification - Third Party Proceedings. The corporation shall indemnify any person (the "Indemnitee") who is or was a party, or is or was threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director or officer of the corporation, or any subsidiary of the corporation, and the corporation may indemnify a person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an employee or other agent of the corporation (the "Indemnitee Agent") by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 4.19, attorneys, fees and any expenses of establishing a right to indemnification pursuant to this Article IV, or under California law), judgments, fines, settlements (if such settlement is approved in advance by the corporation, which approval shall not be unreasonable withheld) and other amounts actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with such proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, if Indemnitee or Indemnitee Agent had no reasonable cause to believe Indemnitee's or Indemnitee Agent's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent shall not, of itself, create a presumption that Indemnitee or Indemnitee Agent did not act in good faith and in a manner which Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal proceedings, would not create a presumption that Indemnitee or Indemnitee Agent had reasonable cause to believe that Indemnitee's or Indemnitee Agent's conduct was unlawful.


4.2. Indemnification - Proceedings by or in the Right of the Corporation. The corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent if Indemnitee, or Indemnitee Agent, as the case may be, was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation or any subsidiary of the corporation to procure a judgment in its favor by reason of the fact that Indemnitee or Indemnitee Agent is or was a director, officer, employee or other agent of the corporation, or any subsidiary of the corporation, by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 4.19, attorneys, fees and any expenses of establishing a right to indemnification pursuant to this Article IV or under California law) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with the defense or settlement of the proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent believed to be in or not opposed to the best interests of the corporation and its shareholders, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee (or Indemnitee Agent) shall have been adjudged to have been liable to the corporation in the performance of Indemnitee's or Indemnitee Agent's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee (or Indemnitee Agent) is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

4.3. Successful Defense on Merits. To the extent that Indemnitee (or Indemnitee Agent) without limitation has been successful on the merits in defense of any proceeding referred to in Sections
4.1 or 4.2 or in defense of any claim, issue or matter therein, the corporation shall indemnify Indemnitee (or Indemnitee Agent) against expenses (including attorneys, fees) actually and reasonably incurred by Indemnitee or (Indemnitee Agent) in connection therewith.

4.4. Certain Terms Defined. For purposes of this Article IV, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on Indemnitee or Indemnitee Agent with respect to an employee benefit plan, and references to "proceeding" shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. References to "corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or other agent of such a constituent corporation or who, being or having been such a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.


4.5. Advancement of Expenses. The corporation shall advance all expenses incurred by Indemnitee and may advance all or any expenses incurred by Indemnitee Agent in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Sections 4.1 or 4.2. Indemnitee or Indemnitee Agent hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee or Indemnitee Agent is not entitled to be indemnified by the corporation as authorized hereby. The advances to be made hereunder shall be paid by the corporation (i) to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the corporation; and (ii) to Indemnitee Agent within twenty (20) days following the later of a written request therefor by Indemnitee Agent to the corporation and determination by the corporation to advance expenses to Indemnitee Agent pursuant to the corporation's discretionary authority hereunder.

4.6. Notice of Claim. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Article IV, and Indemnitee Agent shall, as a condition precedent to his or her ability to be indemnified under this Article IV, give the corporation notice in writing as soon as practicable of any claim made against Indemnitee or Indemnitee Agent, as the case may be, for which indemnification will or could be sought under this
Article IV. Notice to the corporation shall be directed to the secretary of the corporation at the principal executive office of the corporation (or such other address as the corporation shall designate in writing to Indemnitee) . In addition, Indemnitee or Indemnitee Agent shall give the corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's or Indemnitee Agent's power.

4.7. Enforcement Rights. Any indemnification provided for in Sections 4.1, 4.2 or 4.3 shall be made no later than sixty (60 days after receipt of the written request of Indemnitee. If a claim or request under this Article IV, under any statute, or under any provision of the corporation's articles of incorporation providing for indemnification is not paid by the corporation, or on its behalf, within sixty (60) days after written request for payment thereof has been received by the corporation, Indemnitee may, but need not, at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or request, and subject to Section 4.19, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to
Section 4.5, unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the corporation contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the corporation (including its Board or any subgroup thereof, independent legal counsel or its shareholders). The Board may, in its discretion, provide by resolution for similar or identical enforcement rights for any Indemnitee Agent.


4.8. Assumption of Defense. In the event the corporation shall be obligated to pay the expenses of any proceeding against the Indemnitee (or Indemnitee Agent), the corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee (or Indemnitee Agent), which approval shall not be unreasonably withheld, upon the delivery to Indemnitee (or Indemnitee Agent) of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee (or Indemnitee Agent) and the retention of such counsel by the corporation, the corporation will not be liable to Indemnitee (or Indemnitee Agent) under this
Article IV for any fees of counsel subsequently incurred by Indemnitee (or Indemnitee Agent) with respect to the same proceeding, unless (i) the- employment of counsel by Indemnitee (or Indemnitee Agent) is authorized by the corporation, (ii) Indemnitee (or Indemnitee Agent) shall have reasonably concluded that there may be conflict of interest of such counsel retained by the corporation between the corporation and Indemnitee (or Indemnitee Agent) in the conduct of such defense, or (iii) the corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee's (or Indemnitee Agent's) counsel shall be at the expense of the corporation. At all times, Indemnitee (or Indemnitee Agent) shall have the right to employ other counsel in any such proceeding at Indemnitee's (or Indemnitee Agent's) expense.

4.9. Approval of Expenses. No expenses for which indemnity shall be sought under this Article IV, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the corporation, which consent shall not be unreasonably withheld.

4.10. Subrogation. In the event of payment under this Article IV, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (or Indemnitee Agent) , who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

4.11. Exceptions. Notwithstanding any other provision herein to the contrary, the corporation shall not be obligated pursuant to this Article IV:

(1) Excluded Acts. To indemnify Indemnitee (i) as to circumstances in which indemnity is expressly prohibited pursuant to California law, or (ii) for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to California law; or

(2) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Article IV, or any other statute or law or as otherwise required under the California Corporations Code, but such indemnification or advancement of expenses may be provided by the corporation in specific cases if the Board has approved the initiation or bringing of such suit; or

(3) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceedings instituted by Indemnitee to enforce or interpret this Article IV, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or


(4) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers, and directors' liability insurance maintained by the corporation; or

(5) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

4.12. Partial Indemnification. If Indemnitee is entitled under any provision of this Article IV to indemnification by the corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof ' the corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

4.13. Coverage. This Article IV shall, to the extent permitted by law, apply to acts or omissions of (i) Indemnitee which occurred prior to the adoption of this Article IV if Indemnitee was a director or officer of the corporation or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred; and (ii) Indemnitee Agent which occurred prior to the adoption of this
Article IV if Indemnitee Agent was an employee or other agent of the corporation or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the time such act or omission occurred. All rights to indemnification under this
Article IV shall be deemed to be provided by a contract between the corporation and the Indemnitee in which the corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the corporation's articles of incorporation, these bylaws or by statute. Any repeal or modification of these bylaws, the California Corporations Code or any other applicable law shall not affect any rights or obligations then existing under this Article IV. The provisions of this Article IV shall continue as the Indemnitee and Indemnitee Agent for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee or Indemnitee Agent may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This
Article IV shall be binding upon the corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee Agent and Indemnitee's and Indemnitee Agent's estate, heirs, legal representatives and assigns.


4.14. Non-Exclusivity. Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee or Indemnitee Agent may be entitled under the corporation's article of incorporation, these bylaws, any agreement, any vote of shareholders or disinterested directors, or under the laws of the State of California.

4.15. Severability. Nothing in this Article IV is intended to require or shall be construed as requiring the corporation to do or fail to do any act in violation of applicable law. If this
Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify Indemnitee or Indemnitee Agent to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated.

4.16. Mutual Acknowledgment. Both the corporation and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the corporation from indemnifying its directors and officers under this Article IV or otherwise. Indemnitee understands and acknowledges that the corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the corporation's right under public policy to indemnify Indemnitee.

4.17. Officer and Director Liability Insurance. The corporation shall, from time to time, make the good faith determination whether or not it is practicable for the corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the corporation with coverage for losses from wrongful acts, or to ensure the corporation's performance of its indemnification obligations under this Article IV. Among other considerations, the corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the corporation shall have no obligation to obtain or maintain such insurance if the corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the corporation.

4.18. Notice to Insurance. If, at the time of the receipt of a notice of a claim pursuant to Section 4.6, the corporation has director and officer liability insurance in effect, the corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.


4.19. Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Article IV to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the corporation under this
Article IV, or to enforce or interpret any of the terms of this
Article IV, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action) , unless as a part of such action the court determines that Indemnitee's defenses to such action were not made in good faith or were frivolous. The Board may, in its discretion, provide by resolution for payment of such attorneys' fees to any Indemnitee Agent.

4.20. Notice. All notices, requests, demands and other communications under this Article IV shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third (3rd) business day after the date postmarked.

     ARTICLE V

5. Officers.

5.1. Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The
Corporation may also have, at the discretion of the Board, one or more additional Vice-Presidents, one or more assistant secretaries, one or more assistant financial officers, and such other officers as may be appointed in accordance with the provisions of Section 5.3.. Any one person may hold two or more offices.

5.2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of
Section 5.3 or Section 5.5, shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

5.3. Subordinate Officers, Etc. The Board may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board may from time to time determine.

5.4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board (subject, in each case, to the rights, if any, of an officer under any contract of employment).


Any officer may resign at any time by giving written notice to the Board or to the President, or the Secretary of the Corporation, without prejudice, however, to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

5.6. Chairman of the Board. The Board may, in its discretion, elect a Chairman of the Board, who, unless otherwise determined by the Board, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by the Bylaws.

5.7. President. Subject to the supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers, and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

5.8. Vice-Presidents. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice-President designated by the Board, or if there has been no such designation, the Vice-President designated by the President, shall perform all the duties of the President, and when so acting shall have all the powers of, and subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or the Bylaws or the President.

5.9. Secretary. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the Principal Executive office and such other place as the Board may order, a book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the Principal Executive Office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.


The Secretary shall give, or cause, to be given, notice of all the meetings of the shareholders and of the Board required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws. If the Secretary refuses or fails to give notice of any meeting lawfully called, any other officer of the Corporation may give notice of such meeting.

The Assistant Secretary, or if there be more than one, any Assistant Secretary, may perform any or all of the duties and exercise any or all of the powers of the Secretary unless prohibited from doing so by the Board, the President or the Secretary, and shall have such other powers and perform any others duties as are prescribed for him by the Board, the President, or the Secretary.

5.10. Chief Financial Officer. The Chief Financial officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or the Bylaws.
The Assistant Financial Officer, or if there be more than one, any Assistant Financial Officer, may perform any or all of the duties and exercise any or all of the powers of the Chief Financial Officer unless prohibited from doing so by the Board, the President or the Chief Financial Officer, and shall have such other powers and perform such other duties as are prescribed for him by the Board, the President or the Chief Financial Officer.

     ARTICLE VI

6. Miscellaneous.


6.1. Record Date. The Board may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, exchange of shares or any other lawful action. The record date so fixed shall be not more than sixty
(60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or Bylaws.

6.2. Inspection of Corporate Records. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the Board and committees of the Board of this Corporation and any subsidiary of this Corporation shall be open to inspection upon the written demand on the Corporation of any shareholder (or holder of a voting trust certificate) holding at least 5% in the aggregate of outstanding voting shares at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder (or holder of a voting trust certificate) may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the Corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders, names and addresses and shareholdings during usual business hours upon five (5) business days prior written demand upon the Corporation and to obtain from the transfer agent for the Corporation, upon written demand and upon the tender of its usual charges, a list of the shareholders, names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

6.3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by the resolution of the Board. The Board may authorize one or more officers of the Corporation to designate the person or persons authorized to sign such documents and the manner in which such documents shall be signed.


6.4. Annual and Other Reports. The requirement of Section 1501(a) of the California Corporations Code, that the Board of the Corporation shall cause an annual report to be sent to the shareholders is hereby expressly waived. If no annual report for the last fiscal year has been sent to shareholders, the Corporation shall, upon the written request of a shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter a balance sheet as of the end of the last fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation.

A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the Corporation may make a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the Corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders and one is required pursuant to this section, the annual report for the last fiscal year. The Corporation shall use its best efforts to deliver or mail the statements to the person making the request within thirty (30) days thereafter. A copy of any such statements shall be kept on file in the Principal Executive Office of the Corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that such financial statements were prepared without audit from the books and records of the Corporation.

Unless otherwise determined by the Board or the Chief Financial officer, the Chief Financial Officer and any assistant financial officer are each authorized officers of the Corporation to execute the certificate that the annual report and quarterly income statements and balance sheets referred to in this section were prepared without audit from the books and records of the Corporation.


Any report sent to the shareholders shall be given personally or by first-class mail or other means of written communication, charges prepaid, addressed to such shareholder at the address of such shareholder appearing on the books of the Corporation or given by such shareholder to the Corporation for the purpose of notice or set forth in the written request of the shareholder as provided in this section. If any report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the report to the shareholder at such address, all future reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the Principal Executive Office of the Corporation for a period of one (1) year from the date of the giving of the report to all other shareholders. If no address appears on the books of the Corporation or is given by the shareholder to the Corporation for the purpose of notice or is set forth in the written request of the shareholder as provided in this section, such report shall be deemed to have been given to such shareholder if sent by mail or other means of written communication addressed to the place where the Principal Executive office of the Corporation is located, or if published at least once in a newspaper of general circulation in the county in which the Principal Executive Office is located. Any such report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such report in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation shall be prima facie evidence of the giving of the report.

6.5. Contracts, Etc., How Executed. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

6.6. Certificate for Shares. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or Vice-Chairman of the Board or the President or a Vice-President and by the Chief Financial Officer or an assistant financial officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile, provided that in such event at least one signature, including that of either officer or the Corporation's registrar or transfer agent, if any, shall be manually signed (wet signature). In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the California Corporations Code, the Corporate Securities Law of 1968, the federal securities laws, and any agreement between the Corporation and the issuee thereof, and may contain such legend or other statement as may be required by any other applicable law or regulation or agreement.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board or the Bylaws may provide; provided; however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.


No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the Corporation that the old certificate has been acquired by a bona fide purchaser;
(4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the Corporation, and (5) the owner satisfies any other reasonable requirements imposed by the Corporation. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the California Commercial Code.

6.7. Representation of Shares of Other Corporations. Unless the Board shall otherwise determine, the Chairman of the Board, the President or the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

6.8. Inspection of Bylaws. The Corporation shall keep in its Principal Executive Office in California, or if its Principal Executive Office is not in California, then at its principal business office in California (or otherwise provide upon written request of any shareholder) the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

6.9. Seal. The Corporation shall have a common seal, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the words "INCORPORATED" and "CALIFORNIA."

6.10. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California Corporations Code shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.


     ARTICLE VII

7. Amendments.

7.1. Power of Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

7.2. Power of Directors. Subject to the right of shareholders as provided in Section 7.1 to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the Board provided, however, that the Board may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the Articles of Incorporation or in Section 3.2 of these Bylaws.


     CERTIFICATE OF SECRETARY



I, the undersigned, do hereby certify:

1.   That I am the duly elected and acting Secretary of BRIDGE
TECHNOLOGY, Inc., a California corporation; and

2.   That the foregoing Bylaws constitute the Bylaws of said
Corporation as duly adopted by action of the Board of the Corporation duly taken on August 1, 1997.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation this 1st day of August, 1997.


__________________________________________
Anita Wu